UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
September 3, 2004
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Amendment of a Material Definitive Agreement

On Friday, September 3, 2004, the registrant's wholly owned subsidiary, Vesta Fire Insurance Corporation, entered into an amendment to its previously disclosed definitive agreement with HAIG, S.A. related to Vesta Fire's sale of, and HAIG S.A.'s purchase of, 100% of the stock of its subsidiary, American Founders Financial Corporation. Other than the definitive agreement, neither the registrant nor any of its affiliates have any relationship with HAIG, S.A.

The third amendment extends the date on which either party to the agreement may terminate it, commonly referred to as a drop dead date, until September 30, 2004, and loosens certain restrictions against American Founders taking certain actions without HAIG's consent, primarily to allow management to hire new employees and pursue business opportunities within certain parameters. The amendment also eliminates the "no shop" provision limiting Vesta's ability to solicit, discuss and negotiate an alternative transaction on September 15, 2004. The definitive agreement had been previously amended to extend the drop dead date from July 15 to August 6, 2004, and again until August 20, 2004.

Item 9.01     Financial Statement and Exhibits

(c)      Exhibits.

Exhibit 99.1      Stock Purchase Agreement dated March 12, 2004
Exhibit 99.2      Amendment No. 1 to Stock Purchase Agreement, dated July 15, 2004
Exhibit 99.3      Amendment No. 2 to Stock Purchase Agreement, dated August 6, 2004
Exhibit 99.4      Amendment No. 3 to Stock Purchase Agreement, dated September 3, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of September 9, 2004.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary